SIFCO Industries, Inc. (“SIFCO”) Announces
Third Quarter Fiscal 2018 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its third quarter of fiscal 2018, which ended June 30, 2018.
Third Quarter 2018 Highlights

•	Backlog as of June 30, 2018 was $94.4 million. Our delivery requirements for the balance of the fiscal year total $39.7 million.

•	Results for the Third Quarter

◦	Net sales in the third quarter of fiscal 2018 decreased 4.9% to $28.7 million, compared with $30.2 million in the third quarter of fiscal 2017.

◦	Net loss for the third quarter of fiscal 2018 was $1.5 million, or ($0.28) per diluted share, compared with a loss of $6.2 million or ($1.13) per diluted share, in the third quarter of fiscal 2017.

◦
EBITDA was $0.8 million in the third quarter of fiscal 2018 compared with a loss of $2.6 million in the third quarter of fiscal 2017, showing continued sequential quarter-over-quarter improvement in pre-tax results after one-time non-GAAP measures are considered. See "Use of Non-GAAP Financial Measures" section and "Supplemental Data" section within release for important information regarding EBITDA, Adjusted EBITDA and other adjustments presented in this release.

◦	Adjusted EBITDA in the third quarter of fiscal 2018 was $1.7 million compared with Adjusted EBITDA of $2.0 million in the third quarter of fiscal 2017.

•	Results for the Year to Date

◦	Net sales in the first nine months of fiscal 2018 decreased 13.1% to $80.7 million, compared with $92.9 million in fiscal 2017.

◦
Net loss for the first nine months of fiscal 2018 was $4.5 million, or ($0.81) per diluted share, compared with net loss of $10.5 million, or ($1.91) per diluted share, in the first nine months of fiscal 2017.

◦	EBITDA was $2.8 million in the first nine months of fiscal 2018 compared with a loss of $0.5 million in the first nine months of fiscal 2017.

•	Adjusted EBITDA in the first nine months of fiscal 2018 was $2.1 million with Adjusted EBITDA of $6.4 million in the first nine months of fiscal 2017.

•
Subsequent to quarter-end, the Company finalized a new credit agreement with a new lender, which is comprised of a senior secured revolving credit facility with a maximum borrowing amount of $30.0 million. Amounts borrowed will be used to repay the amounts outstanding under the Company's existing credit agreement at June 30, 2018, for working capital purposes, for general corporate purposes and to pay fees and expenses associated with this transaction.

•	Also following the quarter-end, the Company auctioned off assets previously identified for sale (including machinery and equipment) at its closed location in Alliance, Ohio.

CEO Peter W. Knapper stated, "We continue to show progress in our business fundamentals and are very pleased to announce a new credit agreement with J.P. Morgan Chase.  This agreement embodies advantageous terms and reduced costs for SIFCO and we look forward to a long and mutually beneficial relationship with our new lender.  I want to commend Tom Kubera for leading this project and congratulate him on his recently announced appointment to Chief Financial Officer of the Company.

Our backlog remains very strong overall, even with a continuing very soft market in Energy.  Our borrowings went up slightly in the quarter as we have added inventory to support the growing requirements we currently have in backlog.  Our focus remains on serving our customers, providing a safe work environment for all of our associates, and creating stakeholder value."

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA, Adjusted EBITDA and the presentation of measures adjusted for certain items that we do not consider part of ongoing operations are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. Items excluded in the presentation of the non-GAAP financials are discussed in the "Supplemental Data" of this filing. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available under "Non-GAAP Financial Measures" in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities (including backlog), and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

The Company's Form 10-K for the year ended September 30, 2017 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining

Third Quarter Ended June 30
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Net sales	$28,681	$30,167	$80,726	$92,942
Cost of goods sold	25,402	26,599	72,889	81,546
Gross profit	3,279	3,568	7,837	11,396
Selling, general and administrative expenses	3,864	3,918	11,796	13,617
Amortization of intangible assets	427	579	1,286	1,744
Loss (gain) on disposal or impairment of operating assets	357	4,369	(1,071)	4,363
Operating loss	(1,369)	(5,298)	(4,174)	(8,328)
Interest income	—	(12)	(29)	(42)
Interest expense	417	464	1,304	1,682
Foreign currency exchange (gain) loss, net	(32)	(6)	(112)	11
Other income, net	(4)	(110)	(400)	(324)
Loss before income tax (benefit) expense	(1,750)	(5,634)	(4,937)	(9,655)
Income tax (benefit) expense	(218)	568	(456)	812
Net loss	$(1,532)	$(6,202)	$(4,481)	$(10,467)

Net loss per share
Basic	$(0.28)	$(1.13)	$(0.81)	$(1.91)
Diluted	$(0.28)	$(1.13)	$(0.81)	$(1.91)

Weighted-average number of common shares (basic)	5,535	5,499	5,524	5,480
Weighted-average number of common shares (diluted)	5,535	5,499	5,524	5,480

Quarter Ended
(Amounts in thousands, except per share data)

	June 30, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,675	$1,399
Receivables, net of allowance for doubtful accounts of $473 and $330, respectively	25,114	25,894
Inventories, net	21,032	20,381
Refundable income taxes	99	292
Prepaid expenses and other current assets	1,942	1,644
Assets held for sale	670	2,524
Total current assets	50,532	52,134
Property, plant and equipment, net	36,285	39,508
Intangible assets, net	5,512	6,814
Goodwill	12,079	12,170
Other assets	170	261
Total assets	$104,578	$110,887
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6,071	$7,560
Revolver	19,492	18,557
Accounts payable	14,390	12,817
Accrued liabilities	5,854	6,791
Total current liabilities	45,807	45,725
Long-term debt, net of current maturities	4,267	5,151
Deferred income taxes	2,246	3,266
Pension liability	5,802	6,184
Other long-term liabilities	94	430
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares –5,691 at June 30, 2018 and 5,596 at September 30, 2017	5,691	5,596
Additional paid-in capital	9,850	9,519
Retained earnings	39,786	44,267
Accumulated other comprehensive loss	(8,965)	(9,251)
Total shareholders’ equity	46,362	50,131
Total liabilities and shareholders’ equity	$104,578	$110,887

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:

•	Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;

•	The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and

•	Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and, specifically, by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(1,532)	$(6,202)	$(4,481)	$(10,467)
Adjustments:
Depreciation and amortization expense	2,160	2,587	6,479	7,526
Interest expense, net	417	452	1,275	1,640
Income tax (benefit) expense	(218)	568	(456)	812
EBITDA	827	(2,595)	2,817	(489)
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(32)	(6)	(112)	11
Other income, net (2)	(4)	(110)	(400)	(324)
Loss (gain) on disposal or impairment of operating assets (3)	357	4,369	(1,071)	4,363
Equity compensation (4)	186	139	428	484
LIFO impact (5)	184	(21)	299	204
Orange expansion (6)	—	288	—	2,171
Executive relocation costs (7)	145	—	145	—
Adjusted EBITDA	$1,663	$2,064	$2,106	$6,420

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)
Represents miscellaneous non-operating income or expense, which primarily consisted of rental income from the Company's Irish subsidiary (through first quarter 2018 when the building was sold). Included in the nine months ended June 30, 2018 was grant income that was realized that relates to the Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of operating equipment and the carrying values shown on the Company’s books or asset impairment on long-lived assets.

(4)	Represents the equity-based compensation expense recognized by the Company under its 2016 Long-Term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.

(5)	Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

(6)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

(7)	Represents costs related to Executive relocation costs.

Supplemental Data

Significant items impacting quarter-over-quarter comparability for fiscal 2018 are presented below.

(Amounts in thousands)

	Three Months Ended December 31,				Three Months Ended March 31,				Three Months Ended June 30,
	2017	One-time (1)	2017 Adjusted	% of Sales	2018	One-time (2)	2018 Adjusted	% of Sales	2018	One-time (3)	2018 Adjusted	% of Sales
Net sales	$24,251	$—	$24,251	100.0%	$27,794	$—	$27,794	100.0%	$28,681	$—	$28,681	112.9%
Cost of goods sold	22,222	—	22,222	91.6%	25,265	(607)	24,658	88.7%	25,402	—	25,402	88.6%
Gross profit	2,029	—	2,029	8.4%	2,529	607	3,136	11.3%	3,279	—	3,279	11.4%
Selling, general and administrative expenses	4,072	—	4,072		3,861	(170)	3,691		3,864	(145)	3,719
Amortization of intangible assets	425	—	425		433	—	433		427	—	427
Loss (gain) on disposal or impairment of operating assets	(1,400)	1,520	120		(29)	25	(4)		357	(357)	—
Operating loss	(1,068)	(1,520)	(2,588)	(10.7)%	(1,736)	752	(984)	(3.5)%	(1,369)	502	(867)	(3.0)%
Interest income	(9)	—	(9)		(14)	—	(14)		10	—	10
Interest expense	444	—	444		436	—	436		407	—	407
Foreign currency exchange (gain) loss, net	(36)	—	(36)		(43)	—	(43)		(32)	—	(32)
Other income, net	(316)	—	(316)		(80)	—	(80)		(4)	—	(4)
Loss before income tax (benefit) expense	$(1,151)	$(1,520)	$(2,671)	(11.0)%	$(2,035)	$752	$(1,283)	(4.6)%	$(1,750)	$502	$(1,248)	(4.4)%

1.	In December 2017, the Company sold its building in Ireland, which approximated $1.5 million in gains included in the first quarter 2018, which impacted comparability of our reported results.

2.
At March 31, 2018, non-cash adjustments for the write-down of $0.6 million inventory remaining at the now-closed Alliance, Ohio facility and full reserve of $0.2 million of a note receivable from a former customer.

3.	Represents executive relocation cost and a non-cash adjustment for loss on disposal of assets for the Alliance, Ohio facility due to the remeasurement of the assets held for sale at June 30, 2018.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com